Exhibit 99.1

NEWS ANNOUNCEMENT

Conference call:	Today – August 8 at 11:00 a.m. ET

Webcast / Replay URL:	http://www.strong-world.com (Investor Relations section)
The replay will be available on the Internet for 90 days.

Dial-in number:	866-652-5200; ask for “Ballantyne Strong” conference call

Ballantyne Reports Financial Results for Second Quarter of 2014

OMAHA, Nebraska (August 8, 2014) Ballantyne Strong, Inc. (NYSE MKT: BTN), a diversified provider of digital technology services, products and solutions, today reported financial results for the second quarter ended June 30, 2014.

Net revenues were $22.0 million in the second quarter of 2014, compared with $24.4 million in the same period of the prior year. Net income totaled $0.4 million, or $0.03 per diluted share, in the second quarter of 2014, compared with net income of $1.3 million, or $0.09 per diluted share, in the same period of the prior year.

Gary L. Cavey, President and CEO of Ballantyne Strong, commented, “We continue to ramp up business development activities with the new businesses we have recently entered, including digital media, video surveillance, and small-format screens for the professional audiovisual market. We are pleased with the improved diversity we have in our revenue mix and the gross margins we are generating. As we gain traction with our new businesses, we believe we will have many catalysts for driving improvement in revenue and earnings in the coming years.”

Q2 2014 Financial Summary

Managed Services revenues were $7.6 million in the second quarter of 2014, compared with $3.3 million in the same period of the prior year. The increase is attributable to the acquisition of Convergent Media Systems.

Systems Integration revenues were $14.8 million in the second quarter of 2014, compared with $21.5 million in the same period of the prior year. The decline is primarily attributable to the continued softening in demand as the cinema industry’s shift to a digital equipment platform winds down.

Consolidated gross profit was $4.2 million in the second quarter of 2014, compared with $4.7 million in the same quarter of the prior year. Gross margin was 19.3% in the second quarter of 2014, compared with 19.2% in the same quarter of the prior year.

Selling, general and administrative expenses (SG&A) were $4.4 million in the second quarter of 2014, compared with $3.3 million in the same quarter of the prior year. The increase in SG&A was attributable to the addition of Convergent’s operations.

Six Month Results

For the six months ended June 30, 2014, net revenues were $44.0 million, compared with $52.0 million for the same period in 2013. Gross profit amounted to $8.5 million, or 19.2% of net revenues, compared to gross profit of $8.6 million, or 16.5% of net revenues in the prior-year period. Net loss was $0.2 million, or ($0.02) per share, compared to net earnings of $1.8 million, or $0.13 per diluted share, in the first half of 2013.

Balance Sheet and Cash Flow Update

Ballantyne’s cash and cash equivalents balance at June 30, 2014 was $26.9 million, an increase from $25.5 million at the end of the prior quarter. The increase in cash and cash equivalents balance was primarily attributable to positive cash flow generated from operations during the second quarter of 2014.

About Ballantyne Strong, Inc. (www.strong-world.com)

Ballantyne Strong designs, integrates, and installs technology solutions for a broad range of applications; develops and delivers out-of-home messaging, advertising and communications; manufactures projection screens and lighting products; and provides managed services including monitoring of networked equipment. The Company focuses on serving the retail, financial, government and cinema markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements that involve risks and uncertainties, including but not limited to, quarterly fluctuations in results; customer demand for the Company’s products; the development of new technology for alternate means of motion picture presentation; domestic and international economic conditions; the management of growth; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Actual results may differ materially from management’s expectations.

CONTACT:

Mary A. Carstens	Tony Rossi
Chief Financial Officer	Financial Profiles
402/453-4444	310/622-8221 or trossi@finprofiles.com

-tables follow-

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,903	$28,791
Accounts receivable (net of allowance for doubtful accounts of $642 and $703, respectively)	14,785	20,047
Inventories:
Finished goods, net	11,995	10,949
Work in process	611	345
Raw materials and components, net	1,721	3,891
Total inventories, net	14,327	15,185
Recoverable income taxes	4,175	2,207
Other current assets	4,965	5,873
Total current assets	65,155	72,103
Property, plant and equipment (net of accumulated depreciation of $5,472 and $4,781, respectively)	14,366	14,721
Note receivable	2,730	2,497
Intangible assets, net	937	895
Goodwill	1,119	1,123
Other assets	4,396	4,105
Total assets	$88,703	$95,444
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,030	$12,844
Accrued expenses	4,445	6,236
Customer deposits/deferred revenue	3,525	3,474
Income tax payable	458	888
Total current liabilities	17,458	23,442
Deferred revenue	2,602	3,008
Deferred income taxes	815	790
Other accrued expenses, net of current portion	1,746	1,748
Total liabilities	22,621	28,988
Stockholders’ equity:
Preferred stock, par value $.01 per share; Authorized 1,000 shares, none outstanding	—	—
Common stock, par value $.01 per share; Authorized 25,000 shares; issued 16,912 and 16,869 shares at June 30, 2014 and December 31, 2013, respectively; 14,181 and 14,138 shares outstanding at June 30, 2014 and December 31, 2013, respectively	167	167
Additional paid-in capital	38,431	38,231
Accumulated other comprehensive income:
Foreign currency translation	(1,362)	(959)
Postretirement benefit obligations	190	190
Retained earnings	46,895	47,066
	84,321	84,695
Less 2,731 of common shares in treasury, at cost at June 30, 2014 and December 31, 2013	(18,239)	(18,239)
Total stockholders’ equity	66,082	66,456
Total liabilities and stockholders’ equity	$88,703	$95,444

 Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Six Months Ended June 30, 2014 and 2013

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net product sales	$16,202	$21,411	$31,037	$46,608
Net service revenues	5,825	2,984	13,011	5,408
Total net revenues	22,027	24,395	44,048	52,016
Cost of products sold	14,184	17,555	26,634	39,149
Cost of services	3,596	2,160	8,951	4,274
Total cost of revenues	17,780	19,715	35,585	43,423
Gross profit	4,247	4,680	8,463	8,593
Selling and administrative expenses:
Selling	1,559	870	3,104	1,736
Administrative	2,822	2,453	6,715	4,954
Total selling and administrative expenses	4,381	3,323	9,819	6,690
Gain on the sale/disposal/transfer of assets	2	3	8	4
Income (loss) from operations	(132)	1,360	(1,348)	1,907
Equity income (loss) of joint venture	—	(12)	95	(118)
Other income (expense):
Interest income	182	13	359	35
Interest expense	(18)	(12)	(27)	(19)
Other income (expense), net	(123)	247	86	496
Total other income (expense)	41	248	418	512
Earnings (loss) before income taxes	(91)	1,596	(835)	2,301
Income tax benefit (expense)	472	(319)	622	(460)
Net earnings (loss)	$381	$1,277	$(213)	$1,841
Basic earnings (loss) per share	$0.03	$0.09	$(0.02)	$0.13
Diluted earnings (loss) per share	$0.03	$0.09	$(0.02)	$0.13

Weighted average shares outstanding:
Basic	14,060	13,997	14,043	13,988
Diluted	14,106	14,045	14,043	14,035

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30, 2014 and 2013

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities:
Net earnings (loss)	$(213)	$1,841
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for doubtful accounts	(17)	211
Provision for obsolete inventory	(39)	10
Provision for warranty	(195)	260
Depreciation and amortization	813	681
Equity in (income) loss of joint venture	(95)	118
Loss on forward contracts	145	188
(Gain) loss on disposal or transfer of assets	(8)	5
Deferred income taxes	(400)	197
Share-based compensation expense	200	220
Changes in operating assets and liabilities:
Accounts, unbilled and notes receivable	5,977	12,540
Inventories	818	(2,339)
Other current assets	98	1,508
Accounts payable	(3,781)	(7,778)
Accrued expenses	(1,618)	(1,095)
Customer deposits/deferred revenue	(353)	(1,283)
Current income taxes	(2,382)	331
Other assets	(90)	56
Net cash (used in) provided by operating activities	(1,140)	5,671

Cash Flows from investing activities:
Capital expenditures	(536)	(197)
Proceeds from sale of assets	56	2
Net cash used in investing activities	(480)	(195)

Cash flows from financing activities:
Excess tax benefits from share-based arrangements	(6)	(11)
Proceeds from employee stock purchase plan	—	3
Net cash used in financing activities	(6)	(8)
Effect of exchange rate changes on cash and cash equivalents	(262)	(515)
Net increase (decrease) in cash and cash equivalents	(1,888)	4,953
Cash and cash equivalents at beginning of period	28,791	40,168
Cash and cash equivalents at end of period	$26,903	$45,121

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